Exhibit 23.2




               INDEPENDENT REGISTERED PUBLIC ACCOUNTANT'S CONSENT


The Board of Directors:


We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our report dated March 10, 2005, relating to the financial statements of ENGlobal Corporation appearing in the Form 10-K for the year ended December 31, 2004.

/S/ HEIN & ASSOCIATES LLP
Hein & Associates LLP

Houston, Texas
August 22, 2005